EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Sheree Aronson (714) 247-8290 sheree.aronson@amo-inc.com

Media Contact:	Steve Chesterman (714) 247-8711 steve.chesterman@amo-inc.com

ADVANCED MEDICAL OPTICS ANNOUNCES
SECOND-QUARTER 2004 RESULTS

• Revenue Up 10.9% vs. One Year Ago

• Pro Forma Diluted EPS of $0.25 vs. $0.22 One Year Ago

• Updated 2004 Guidance Reflects Addition of Pfizer Ophthalmic Surgical Business

(SANTA ANA, CA), July 28, 2004 — Advanced Medical Optics, Inc. (AMO) [NYSE: AVO], a global leader in ophthalmic surgical devices and eye care products, today announced financial results for the second quarter of 2004.

Net revenue rose 10.9 percent to $168.7 million compared with last year’s second quarter, reflecting strong growth in the company’s core ophthalmic surgical and eye care businesses and across all geographic regions. Excluding the effect of currency, revenue grew 5.9 percent for the second quarter, compared to the same period in 2003. Pro forma net income for the second quarter of 2004 grew 28.3 percent to $8.5 million, or $0.25 per diluted share, compared to $6.7 million, or $0.22 per diluted share, in the year-ago quarter.

During the quarter, the company completed a series of transactions to restructure its balance sheet and fund the acquisition of the Pfizer ophthalmic surgical business, which was successfully closed on June 26, 2004. As a result of the recapitalization, AMO recorded a non-cash charge of approximately $110.3 million and a cash charge of approximately $16.0 million that caused a reported net loss in the quarter of $112.5 million, or a loss of $3.67 per diluted share. This compares to reported net income of $4.4 million, or $0.15 per diluted share, one year ago.

“With another quarter of solid performance across both businesses, AMO is demonstrating to shareholders its ability to deliver sustained growth by providing superior technologies that improve the productivity of practitioners and the well-being of patients,” said James V. Mazzo,

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AMO Announces Second Quarter 2004 Results — Page 2

president and chief executive officer. “This was a milestone quarter for AMO. We continued to improve our financial performance, recapitalized our balance sheet, prepared to close the strategic acquisition of the Pfizer surgical ophthalmic business and prepared to expand our eye care business in select markets with a technologically advanced contact lens. All of these steps are positioning AMO for future growth.”

The acquisition of the Pfizer surgical ophthalmic business includes the Healon® family of viscoelastics, the CeeOn® and Tecnis® lines of intraocular lenses (IOL) and the Baerveldt® glaucoma shunt, as well as related manufacturing and R&D facilities. AMO acquired the business, which generated approximately $150 million in revenue in 2003, for $450 million in cash. The acquisition closed on the first day of the company’s fiscal third quarter.

For the first six months of 2004, net revenue was $319.0 million, compared to $283.3 million for the first six months of 2003, an increase of 12.6 percent. Excluding the impact of currency, revenue grew 5.6 percent. Pro forma net income for the first six months of 2004 was $13.1 million, or $0.40 per diluted share, compared to $6.8 million, or $0.23 per diluted share, in the year-ago period. Including recapitalization-related charges in the second quarter, the company reported a net loss for the first six months of 2004 of $107.8 million, or a loss of $3.59 per diluted share, compared to reported net income of $4.3 million, or $0.14 per diluted share, in the first six months of 2003.

“With the acquisition completed and our integration efforts well underway, we now expect 2004 revenue to be between $715 million and $725 million, with pro forma diluted EPS to be between $1.20 and $1.25,” said Richard A. Meier, executive vice president of operations and finance and chief financial officer. “In addition, we are increasing our post-acquisition guidance for 2005 revenue to a range of $810 million to $840 million, and narrowing the range of our 2005 pro forma diluted EPS guidance to $1.60 to $1.70.”

AMO had previously set revenue and pro forma earnings-per-share guidance for 2004, excluding the Pfizer acquisition, at $635 million to $645 million and $1.02 to $1.04, respectively. Previous 2005 revenue and pro forma earnings-per-share guidance including the Pfizer acquisition was $800 million to $830 million and $1.50 to $1.70, respectively.

Ophthalmic Surgical

The company’s ophthalmic surgical revenue grew 10.7 percent in the second quarter to $86.7 million, compared to $78.3 million in the year-ago quarter. Excluding the effect of currency, ophthalmic surgical revenue grew 6.3 percent.

Total IOL revenue rose 7.3 percent to $55.8 million, compared to revenue of $52.0 million in the second quarter of 2003, reflecting sales increases of its proprietary Sensar® acrylic and Clariflex® silicone IOLs. Sales of phacoemulsification products grew 18.9 percent during the second quarter, to $19.8 million, compared to $16.6 million one year ago. This increase is attributable to continuing demand for the Sovereign® and Sovereign® Compact™ systems with WhiteStar™ technology and growth in recurring revenue from sales of the consumable surgical packs used during every phacoemulsification procedure performed with an AMO machine.

For the first six months of 2004, ophthalmic surgical revenue grew 13.1 percent to $164.9 million, compared to $145.8 million in the first six months of 2003. Excluding the effect of currency, growth was 6.6 percent for the period.

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AMO Announces Second Quarter 2004 Results — Page 3

Eye Care

Revenue growth in AMO’s eye care business was also strong during the quarter, rising 11.2 percent to $82.1 million, compared to $73.8 million in 2003’s second quarter. Excluding the effect of currency, growth was 5.5 percent for the quarter. The company attributed this performance to continued market penetration of its COMPLETE® branded product line, which grew 30 percent. The centerpiece of this branded line is COMPLETE® MoisturePLUS™, the first multipurpose solution with dual artificial tear ingredients to help prevent discomfort caused by contact lens dryness.

The company announced earlier this week that it will enter the contact lens market in Europe later this year and expand into the Asia Pacific contact lens market in 2005. Through an agreement with CooperVision Limited, AMO will have exclusive selling rights in certain markets to an ultra-stable, hydrogel HEMA/GMA monthly contact lens, to be marketed under the COMPLETE®AquavisionTM brand name. The moisture-giving properties in COMPLETE®AquavisionTM lenses are designed to provide greater comfort throughout the day and alleviate dryness and discomfort – the primary reasons contact lens wearers cite for discontinuing use. The move will allow AMO to expand its well established eye care franchise and capitalize on the growing contact lens markets in Europe and Asia Pacific.

For the first six months of 2004, eye care revenue grew 12.1 percent to $154.1 million, compared to $137.5 million in the first six months of 2003. Excluding the effect of currency, growth was 4.6 percent for the period.

Financial Highlights

The company reported gross profit of $104.7 million for the second quarter of 2004, up 9.7 percent from $95.4 million a year ago. The gross margin for the period was 62.1 percent, compared to 62.7 percent in the second quarter of 2003. The modest decline is consistent with the company’s previous guidance and is attributable to unabsorbed manufacturing overhead costs associated with bringing on line the company’s recently acquired eye care manufacturing facility in Madrid, Spain, as well as expansion of its eye care manufacturing facility in Hangzhou, China. These actions are designed to allow AMO to transition away from its manufacturing arrangement with its former parent, Allergan, Inc., by mid-2005.

Research and development expenses were $10.2 million, or 6.0 percent of sales, in the second quarter of 2004 compared to $9.0 million, or 5.9 percent of sales, in the same period one year ago. Among the R&D projects set for launch in 2004 are enhancements to the company’s phacoemulsification platform, a next generation Amadeus™ microkeratome and the Verisyse™ phakic IOL for correction of myopia.

SG&A expenses for the second quarter were $76.9 million, or 45.6 percent of sales, and included expenses incurred in preparation for the integration of the Pfizer ophthalmic surgical business. In the second quarter of 2003, SG&A expenses were $69.9 million, or 45.9 percent of sales.

Operating income for the quarter rose to $17.6 million from $16.6 million in the same quarter last year. The operating margin for the second quarter of 2004 was 10.4 percent, compared to 10.9 percent in the second quarter of 2003. This decline in the second quarter was attributable to gross margin pressure related to execution of the company’s manufacturing strategy and incremental increases in SG&A expenses related to the acquisition and integration of the Pfizer ophthalmic surgical business.

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AMO Announces Second Quarter 2004 Results — Page 4

Reported non-operating expenses for the second quarter were $130.6 million including recapitalization-related costs of $126.3 million. This compared to $9.2 million for the same period last year, including costs of $3.9 million associated with the prepayment of the term loan in June 2003. Pro forma non-operating expenses in the second quarter were $4.5 million, compared to $5.3 million in the second quarter of 2003.

Excluding the aggregate charge of approximately $111.8 million related to the exchange of convertible senior subordinated notes for common stock, as no tax benefit has been recognized, the company’s 2004 effective tax rate was 35 percent, compared to 41 percent in 2003. This decline reflects the benefits of a more tax-advantaged capital structure, better coordination of inter-company supply and distribution channels with financial objectives and continuing implementation of long-term tax strategies.

Recapitalization Overview

AMO recapitalized its balance sheet during the second quarter with the following transactions:

•	Exchanged approximately $108.6 million aggregate principal amount of outstanding 3.5 percent convertible senor subordinated notes due 2023 for approximately 5.8 million shares of common stock and approximately $4.6 million in cash;

•	Repaid a 2.5 billion yen-denominated ($22.4 million equivalent) term loan facility;

•	Consummated the tender offer to purchase for cash any and all of the $70 million aggregate outstanding principal amount of 9.25 percent senior subordinated notes due 2010;

•	Completed a private offering of $350 million aggregate principal amount of 2.5 percent convertible senior subordinated notes due 2024; and

•	Amended and restated its senior credit facility to provide for a new $250 million term loan and a $100 million senior revolver, both maturing on June 25, 2009.

“This recapitalization allowed us to fund the acquisition of the Pfizer ophthalmic surgical business, which provides numerous strategic benefits and is expected to be immediately accretive to pro forma earnings,” said Mr. Meier. “We also increased stockholders’ equity, reduced our cost of capital and interest rate risk and improved our financial flexibility to pursue strategic initiatives in the future.”

Pro Forma Explanation & Guidance

The company provides its earnings per share, net income and non-operating expenses in two formats. The first format represents reported, or GAAP, results and the second format presents pro forma, or comparable, results. The pro forma results exclude the unrealized gain or loss on derivative instruments, as well as cash and non-cash charges associated with the company’s debt repayment and recapitalization. A reconciliation of reported and pro forma earnings per share, net income and non-operating expenses for the quarter and year to date is provided in the attachments to this press release and is available on the company’s Web site at www.amo-inc.com under the section entitled “Investors/Media.”

The company’s management uses pro forma results to measure and compare its regional and global performance absent the impact of foreign currency fluctuations on currency derivatives, debt extinguishment costs and other costs associated with the recapitalization. Additionally, management believes this format is useful for investors to perform more meaningful comparisons of operating results.

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AMO Announces Second Quarter 2004 Results — Page 5

AMO’s guidance for the full-year 2004 and 2005 earnings per share is provided on a pro forma basis. Earnings-per-share guidance for the full year 2004 excludes the effect of $126.3 million of debt extinguishment costs and other costs associated with the 2004 recapitalization, as well as acquisition-related charges, such as in-process research and development, which cannot be estimated at this time, because the company believes this presentation is helpful to its analysis of its business. Guidance for 2004 and 2005 also excludes unrealized gains or losses on derivative instruments due to the unpredictability of foreign currency fluctuations. AMO does not provide a reconciliation of projected pro forma earnings per share to expected reported results due to the unknown effect and potential significance of foreign currency fluctuations on the fair value of its currency derivatives.

Live Webcast & Audio Replay

Mr. Mazzo and Mr. Meier will host a live Web cast to discuss second quarter results and future expectations today at 10:00 a.m. EDT. To participate, visit the company’s Investors/Media site at www.amo-inc.com. Audio replay will be available at approximately noon EDT today and will continue through midnight EDT on Friday, August 6, at 800-642-1687 (Passcode 8676196) or by visiting www.amo-inc.com.

About Advanced Medical Optics

Advanced Medical Optics, Inc. (AMO) is a global leader in the development, manufacturing and marketing of ophthalmic surgical and contact lens care products. The company focuses on developing a broad suite of innovative technologies and devices to address a wide range of eye disorders. Products in the ophthalmic surgical line include foldable intraocular lenses, phacoemulsification systems, viscoelastics and related products used in cataract surgery, and microkeratomes used in LASIK procedures for refractive error correction. AMO owns or has the rights to such well-known ophthalmic surgical product brands such as Phacoflex®, Clariflex®, Array®, Sensar®, Tecnis®, CeeOn® and Verisyse® intraocular lenses, the Sovereign® and Sovereign® CompactTM phacoemulsification system with WhiteStar™ technology, the Healon® family of viscoelastics, the Baerveldt® glaucoma shunt and the Amadeus™ microkeratome. Products in the contact lens care line include disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops. Among the well-known contact lens care product brands the Company possesses are COMPLETE®, COMPLETE® Blink-N-Clean®, COMPLETE® Moisture PLUS™, Consept®F, Consept® 1 Step, Oxysept® 1 Step, UltraCare®, Ultrazyme®, Total Care® and blink™ branded products. Amadeus is a licensed product of, and a trademark of, SIS, Ltd.

Advanced Medical Optics, Inc. is based in Santa Ana, California, and employs approximately 2,800 worldwide. The company has direct operations in about 20 countries and markets products in approximately 60 countries. For more information, visit www.amo-inc.com.

Forward-Looking Statements

This press release contains forward-looking statements and forecasts about AMO and its businesses, such as management’s revenue and earnings guidance for the full years of 2004 and 2005. Because forecasts are inherently estimates that cannot be made with precision, the company’s performance may at times differ from its estimates and targets, and the company often does not know what the actual results will be until after a quarter’s end. Therefore, the company will not report or comment on its progress during the quarter. Any statement made by others with respect to progress mid-quarter cannot be attributed to the company.

Statements in this press release regarding financial guidance for 2004 and 2005, AMO’s expected entry into the contact lens business, AMO’s plans to launch new products, as well as Mr. Mazzo’s and Mr. Meier’s statements, and any other statements in this press release that refer to AMO’s estimated or

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AMO Announces Second Quarter 2004 Results — Page 6

anticipated future results, are forward-looking statements. All forward-looking statements in this press release reflect AMO’s current analysis of existing trends and information and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting AMO’s businesses including but not limited to risks associated with the integration and operation of the acquired business, and changing competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; AMO’s ability to maintain a sufficient supply of products and successfully transition its manufacturing of eye care products; product liability claims or quality issues; litigation; and the uncertainties associated with intellectual property protection for the company’s products. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect AMO’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting AMO and its Businesses” in AMO’s 2003 Form 10-K and Form 10-Q filed in May 2004 include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or you can contact the AMO Investor Relations Department by calling 714-247-8348.

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AMO Announces Second Quarter 2004 Results — Page 7

Advanced Medical Optics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 25, 2004	June 27, 2003	June 25, 2004	June 27, 2003
Net sales:
Ophthalmic surgical	$86,670	$78,308	$164,935	$145,825
Eye care	82,071	73,828	154,113	137,487

	168,741	152,136	319,048	283,312
Cost of sales	64,011	56,697	123,683	106,717

Gross profit	104,730	95,439	195,365	176,595
Selling, general and administrative	76,947	69,899	148,086	137,507
Research and development	10,196	8,956	19,213	17,740

Operating income	17,587	16,584	28,066	21,348

Non-operating expense (income):
Interest expense	7,208	9,703	10,951	14,554
Unrealized loss (gain) on derivative instruments	(250)	(19)	(526)	282
Other, net	123,673	(499)	123,268	(735)

	130,631	9,185	133,693	14,101

Earnings (loss) before income taxes	(113,044)	7,399	(105,627)	7,247
Provision (benefit) for income taxes	(503)	3,030	2,167	2,971

Net earnings (loss)	$(112,541)	$4,369	$(107,794)	$4,276

Net basic earnings (loss) per share	$(3.67)	$0.15	$(3.59)	$0.15

Net diluted earnings (loss) per share	$(3.67)	$0.15	$(3.59)	$0.14

Weighted average number of shares outstanding:
Basic	30,675	29,018	30,065	28,887
Diluted	30,675	29,955	30,065	29,824

AMO Announces Second Quarter 2004 Results — Page 8

Advanced Medical Optics, Inc.
Global Sales
(Unaudited)
(USD in thousands)

	Three Months Ended		Six Months Ended
	June 25, 2004	June 27, 2003	June 25, 2004	June 27, 2003
Geographic sales:
Americas	$48,974	$44,490	$94,267	$84,976
Europe/Africa/Middle East	60,294	54,980	115,203	101,751
Japan	43,432	41,815	80,319	76,597
Asia Pacific	16,041	10,851	29,259	19,988

	$168,741	$152,136	$319,048	$283,312

Product sales:
Ophthalmic surgical:
Intraocular lenses	$55,775	$51,961	$107,386	$97,836
Phacoemulsification products	19,790	16,645	37,354	30,175
Other	11,105	9,702	20,195	17,814

Total Ophthalmic surgical	86,670	78,308	164,935	145,825

Eye care:
Multi-purpose solutions	38,521	35,071	70,987	66,285
Hydrogen-peroxide solutions	25,540	23,356	49,323	42,812
Other	18,010	15,401	33,803	28,390

Total Eye care	82,071	73,828	154,113	137,487

	$168,741	$152,136	$319,048	$283,312

	Three Months Ended
	June 25, 2004	June 27, 2003	% Growth	% Constant Currency	% Exchange Impact
Net sales:
Ophthalmic surgical	$86,670	$78,308	10.7%	6.3%	4.4%
Eye care	82,071	73,828	11.2%	5.5%	5.7%

	$168,741	$152,136	10.9%	5.9%	5.0%

	Six Months Ended
	June 25, 2004	June 27, 2003	% Growth	% Constant Currency	% Exchange Impact
Net sales:
Ophthalmic surgical	$164,935	$145,825	13.1%	6.6%	6.5%
Eye care	154,113	137,487	12.1%	4.6%	7.5%

	$319,048	$283,312	12.6%	5.6%	7.0%

AMO Announces Second Quarter 2004 Results — Page 9

Advanced Medical Optics, Inc.
Pro Forma Condensed Consolidated Statements of Operations (1)
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)

	Three Months Ended					Three Months Ended
	June 25, 2004					June 27, 2003
(in thousands, except per share amounts)	GAAP	Adjustments		Pro Forma		GAAP	Adjustments		Pro Forma
Net sales:
Ophthalmic surgical	$86,670	$—		$86,670		$78,308	$—		$78,308
Eye care	82,071			82,071		73,828			73,828

	168,741			168,741		152,136			152,136
Cost of sales	64,011			64,011		56,697			56,697

Gross profit	104,730			104,730		95,439			95,439
Selling, general and administrative	76,947			76,947		69,899			69,899
Research and development	10,196			10,196		8,956			8,956

Operating income	17,587			17,587		16,584			16,584

Non-operating expense (income):
Interest expense	7,208	(3,621	)(3)	3,587		9,703	(4,587	)(5)	5,116
Unrealized (gain) on derivative instruments	(250)	250	(2)	—		(19)	19	(2)	—
Other, net	123,673	(122,713	)(4)	960		(499)	670	(5)	171

	130,631	(126,084)		4,547		9,185	(3,898)		5,287

Earnings (loss) before income taxes	(113,044)	126,084		13,040		7,399	3,898		11,297
Provision (benefit) for income taxes	(503)	4,995	(6)	4,492		3,030	1,605	(6)	4,635

Net earnings (loss)	$(112,541)	$121,089		$8,548		$4,369	$2,293		$6,662

Net basic earnings (loss) per share	$(3.67)			$0.28		$0.15			$0.23

Net diluted earnings (loss) per share	$(3.67)			$0.25	(7)	$0.15			$0.22

Weighted average number of shares outstanding:
Basic	30,675			30,675		29,018			29,018
Diluted	30,675			38,239	(8)	29,955			29,955

(1)	The Pro Forma Condensed Consolidated Statements of Operations exclude debt refinancing and recapitalization items and the unrealized gain on derivative instruments. See below for additional detail.

(2)	To exclude the unrealized gain on derivative instruments.

Certain debt refinancing and recapitalization costs associated with the prepayment of the Japan term loan in June 2004, the exchange of approximately 5.8 million shares of our common stock and approximately $4.6 million in cash for approximately $108.6 million in aggregate principal amount of 3.50% convertible senior subordinated notes in June 2004 (Convertible Notes) and consummation of the tender offer in June 2004 to purchase the outstanding $70.0 million aggregate principal amount of 9.25% senior subordinated notes were incurred and are excluded from pro forma amounts as follows:

(3)	Pro-rata write-off of debt issuance costs and one-time commitment fee of $6,073, write-off of original issue discount of $747 and recognition of net realized gains on interest rate swaps of ($3,199); and

(4)	A non-cash charge of approximately $107,240 and a cash charge of $4,580 related to the convertible note exchanges, an aggregate premium paid for the tender offer of $10,784 and early debt extinguishment costs and fees of $109.

(5)	To exclude the write-off of debt issuance costs of $2,411, a realized loss on an interest rate swap of $2,176 and a foreign currency gain of ($670) associated with the prepayment of the term loan in June 2003.

(6)	Related tax effect of adjustments above. No tax benefit has been assumed for the aggregate $111,820 charge related to the convertible note exchanges.

(7)	Includes the after-tax impact of $863 of interest expense on the Convertible Notes.

(8)	Includes the dilutive effect of approximately 2.1 million shares for stock options, approximately 3.9 million shares for the $108.6 million in aggregate principal amount of Convertible Notes up to the dates of exchanges and 1.5 million shares for the remaining Convertible Notes.

AMO Announces Second Quarter 2004 Results — Page 10

Advanced Medical Optics, Inc.
Pro Forma Condensed Consolidated Statements of Operations (1)
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)

	Six Months Ended					Six Months Ended
	June 25, 2004					June 27, 2003
(in thousands, except per share amounts)	GAAP	Adjustments		Pro Forma		GAAP	Adjustments		Pro Forma
Net sales:
Ophthalmic surgical	$164,935	$—		$164,935		$145,825	$—		$145,825
Eye care	154,113			154,113		137,487			137,487

	319,048			319,048		283,312			283,312
Cost of sales	123,683			123,683		106,717			106,717

Gross profit	195,365			195,365		176,595			176,595
Selling, general and administrative	148,086			148,086		137,507			137,507
Research and development	19,213			19,213		17,740			17,740

Operating income	28,066			28,066		21,348			21,348

Non-operating expense (income):
Interest expense	10,951	(3,621	)(3)	7,330		14,554	(4,587	)(5)	9,967
Unrealized loss (gain) on derivative instruments	(526)	526	(2)	—		282	(282	)(2)	—
Other, net	123,268	(122,713	)(4)	555		(735)	670	(5)	(65)

	133,693	(125,808)		7,885		14,101	(4,199)		9,902

Earnings (loss) before income taxes	(105,627)	125,808		20,181		7,247	4,199		11,446
Provision (benefit) for income taxes	2,167	4,896	(6)	7,063		2,971	1,722	(6)	4,693

Net earnings (loss)	$(107,794)	$120,912		$13,118		$4,276	$2,477		$6,753

Net basic earnings (loss) per share	$(3.59)			$0.44		$0.15			$0.23

Net diluted earnings (loss) per share	$(3.59)			$0.40	(7)	$0.14			$0.23

Weighted average number of shares outstanding:
Basic	30,065			30,065		28,887			28,887
Diluted	30,065			34,706	(8)	29,824			29,824

(1)	The Pro Forma Condensed Consolidated Statements of Operations exclude debt refinancing and recapitalization related items and the unrealized (gain) loss on derivative instruments. See below for additional detail.

(2)	To exclude the unrealized (gain) loss on derivative instruments.

Certain debt refinancing and recapitalization costs associated with the prepayment of the Japan term loan in June 2004, the exchange of approximately 5.8 million shares of our common stock and approximately $4.6 million in cash for approximately $108.6 million in aggregate principal amount of 3.50% convertible senior subordinated notes in June 2004 (Convertible Notes) and consummation of the tender offer in June 2004 to purchase the outstanding $70.0 million aggregate principal amount of 9.25% senior subordinated notes were incurred and are excluded from pro forma amounts as follows:

(3)	Pro-rata write-off of debt issuance costs and one-time commitment fee of $6,073, write-off of original issue discount of $747 and recognition of net realized gains on interest rate swaps of ($3,199); and

(4)	A non-cash charge of approximately $107,240 and a cash charge of $4,580 related to the convertible note exchanges, an aggregate premium paid for the tender offer of $10,784 and early debt extinguishment costs and fees of $109.

(5)	To exclude the write-off of debt issuance costs of $2,411, a realized loss on an interest rate swap of $2,176 and a foreign currency gain of ($670) associated with the prepayment of the term loan in June 2003.

(6)	Related tax effect of adjustments above. No tax benefit has been assumed for the aggregate $111,820 charge related to the convertible note exchanges.

(7)	Includes the after-tax impact of $863 of interest expense on the Convertible Notes.

(8)	Includes the dilutive effect of approximately 1.9 million shares for stock options, approximately 1.9 million shares for the $108.6 million in aggregate principal amount of Convertible Notes up to the dates of exchanges and 0.8 million shares for the (8) remaining Convertible Notes.

AMO Announces Second Quarter 2004 Results — Page 11

Advanced Medical Optics, Inc.
Other Financial Information
(Unaudited)
(USD in thousands)

	June 25,	December 31,
	2004	2003
Cash and equivalents	$77,120	$46,104
Trade receivables, net	143,423	130,423
Inventories	44,386	41,596
Working capital, excluding cash and Pfizer purchase price	105,119	91,087
Long-term debt, aggregate principal amount	631,438	233,283

	Three Months Ended
	June 25,	June 27,
	2004	2003
Depreciation and amortization	$3,716	$3,733
Capital expenditures	5,395	4,727

	Six Months Ended
	June 25,	June 27,
	2004	2003
Depreciation and amortization	$7,408	$7,624
Capital expenditures	10,276	8,118

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